UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

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October 17, 2013

Cracker Barrel Files Investor Presentation in Connection with its 2013 Annual Meeting of Shareholders

LEBANON, Tenn. – (BUSINESS WIRE) – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq:CBRL) has filed its Fall 2013 - Investor Presentation (“Driving Performance: Focused on the Road Ahead”) with the U.S. Securities and Exchange Commission (the “SEC”) and posted a copy of the presentation to the Investor Relations section of its website. The presentation provides an update to investors on the continued strong operational performance and financial results of the Company; highlights the experience and independence of its Board of Directors; and outlines the reasons why the Company believes that Biglari Holdings’ nominees continue to be the wrong fit for the Cracker Barrel Board of Directors. It also outlines the reasons why the Company believes shareholders should vote against the non-binding, advisory proposal on a $20 per share special dividend at the Company’s Annual Meeting on November 13, 2013, which was publicly proposed by affiliates of Biglari Holdings.

About Cracker Barrel Old Country Store

Cracker Barrel Old Country Store, Inc. provides a friendly home-away-from-home in its old country stores and restaurants. Guests are cared for like family while relaxing and enjoying real home-style food and shopping that’s surprisingly unique, genuinely fun and reminiscent of America’s country heritage…all at a fair price.

Cracker Barrel Old Country Store, Inc. (Nasdaq:CBRL) was established in 1969 in Lebanon, Tenn. and operates 625 company-owned locations in 42 states. For more information, visit crackerbarrel.com.

Important Additional Information

Cracker Barrel, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Cracker Barrel shareholders in connection with the matters to be considered at Cracker Barrel’s 2013 Annual Meeting. On October 2, 2013, Cracker Barrel filed a definitive proxy statement (as it may be amended, the “Proxy Statement”) with the SEC in connection with any such solicitation of proxies from Cracker Barrel shareholders. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER

DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Annex A thereto. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Cracker Barrel with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.crackerbarrel.com.

CBRL-F

Cracker Barrel Old Country Store, Inc.

Investors:

Lawrence E. Hyatt, 615-235-4432

or

Media:

Andy Merrill, 212-886-9304